UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 19, 2022

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Loan Agreement

On January 19, 2022, in connection with the amendment and extension of one of our other credit facilities as detailed in Item 2.03 below, we terminated our existing $530,000,000 revolving line of credit and term loan credit facility, or the 2018 Credit Facilities, and all related amendments and agreements with Bank of America, N.A., or Bank of America, as administrative agent, a swing line lender and a letter of credit issuer; KeyBank, National Association, or KeyBank, as syndication agent, a swing line lender and a letter of credit issuer; Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets and Citizens Bank, National Association, or Citizens Bank, as joint lead arrangers and joint bookrunners; and the lenders named therein, which was entered into on November 20, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment and Restatement to Credit Facilities

On January 25, 2019, we, through our operating partnership, American Healthcare REIT Holdings, LP, formally known as Griffin-American Healthcare REIT III Holdings, LP, its parent, formally known as Griffin-American Healthcare REIT IV, Inc., as successor by merger with Griffin-American Healthcare REIT III, Inc., or GAHR III, and certain of our subsidiaries, entered into a credit agreement, or the 2019 Corporate Credit Agreement, with Bank of America; KeyBank; Citizens Bank; and a syndicate of other banks, as lenders, to obtain a credit facility with an aggregate maximum principal amount of $630,000,000, or the 2019 Corporate Line of Credit. The 2019 Corporate Line of Credit initially consisted of a senior unsecured revolving credit facility in an aggregate amount of $150,000,000 and a senior unsecured term loan facility in an aggregate amount of $480,000,000. As disclosed in our Current Report on Form 8-K filed on October 5, 2021 with the Securities and Exchange Commission, on October 1, 2021, upon consummation of the merger with GAHR III, we assumed GAHR III's obligations under the 2019 Corporate Credit Agreement, which as amended, canceled the $150,000,000 senior unsecured revolving credit facility disclosed above, and amended certain financial covenants to account for the merged enterprise. The 2019 Corporate Line of Credit was set to mature on January 25, 2022.

On January 19, 2022, we, through American Healthcare REIT Holdings, LP, as borrower, and certain of our subsidiaries, or the subsidiary guarantors, and our company, collectively as guarantors, entered into an agreement, or the 2022 Credit Agreement, that amends, restates, supersedes and replaces the 2019 Corporate Credit Agreement with Bank of America, as administrative agent and letters of credit issuer; KeyBank; Citizens Bank; and Bank of the West, as syndication agents and letters of credit issuers; Fifth Third Bank, National Association, or Fifth Third Bank, as documentation agent; Truist Bank and Regions Bank, as managing agents; KeyBanc Capital Markets and Citizens Bank as joint lead arrangers; and BofA Securities, Inc., as a joint lead arranger and sole bookrunner, to obtain a credit facility with an aggregate maximum principal amount up to $1,050,000,000, or the 2022 Credit Facility. The 2022 Credit Facility consists of a senior unsecured revolving credit facility in the initial aggregate amount of $500,000,000 and a senior unsecured term loan facility in the initial aggregate amount of $550,000,000. We are not affiliated with Bank of America, KeyBank, Citizens Bank, Bank of the West, Fifth Third Bank, Truist Bank, Regions Bank, KeyBanc Capital Markets, or BofA Securities, Inc. The proceeds of loans made under the 2022 Credit Facility may be used for refinancing existing indebtedness and for general corporate purposes including for working capital, capital expenditures and other corporate purposes not inconsistent with obligations under the 2022 Credit Agreement. We may obtain up to $25,000,000 in the form of standby letters of credit.

Unless defined herein, all capitalized terms are as defined in the 2022 Credit Agreement. Under the terms of the 2022 Credit Agreement, the Revolving Loans mature on January 19, 2026, and may be extended for one 12-month period, subject to the satisfaction of certain conditions, including payment of an extension fee. The Term Loan matures on January 19, 2027, and may not be extended. The maximum principal amount of the 2022 Credit Facility may be increased by an aggregate incremental amount of $700,000,000, subject to: (i) the terms of the 2022 Credit Agreement; and (ii) at least five business days’ prior written notice to Bank of America.

The 2022 Credit Facility bears interest at varying rates based upon, at our option, (i) the Daily Simple Secured Overnight Financing Rate, or Daily SOFR, plus the Applicable Rate for Daily SOFR Rate Loans or (ii) the Term Secured Overnight Financing Rate, or the Term SOFR, plus the Applicable Rate for Term SOFR Rate Loans. If, under the terms of the 2022 Credit Agreement, there is an inability to determine the Daily SOFR or the Term SOFR then the 2022 Credit Facility will bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans. The loans may be repaid in whole or in part without prepayment premium or penalty, subject to certain conditions.

We are required to pay a fee on the unused portion of the lenders’ commitments under the 2022 Credit Agreement computed at (a) 0.25% per annum if the actual daily Commitment Utilization Percentage for such quarter is less than or equal to 50% and (b) 0.20% per annum if the actual daily Commitment Utilization Percentage for such quarter is greater than 50%, which fee shall be computed on the actual daily amount of the Available Commitments during the period for which payment is made and payable in arrears on a quarterly basis.

At any time that the Applicable Rate is determined based on the Debt Ratings Based Pricing Grid, we are required to pay a facility fee as determined in the Debt Ratings Based Pricing Grid multiplied by the actual daily amount of the Aggregate Revolving Commitments, or, if the Aggregate Revolving Commitments have terminated, the Outstanding Amount of all Revolving Loans and L/C Obligations, regardless of usage.

The 2022 Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. The 2022 Credit Agreement also imposes certain financial covenants based on the following criteria: (a) Consolidated Leverage Ratio; (b) Consolidated Secured Leverage Ratio; (c) Consolidated Tangible Net Worth; (d) Consolidated Fixed Charge Coverage Ratio; (e) Unencumbered Indebtedness Yield; (f) Consolidated Unencumbered Leverage Ratio; (g) Consolidated Unencumbered Interest Coverage Ratio; and (h) Secured Recourse Indebtedness.

The 2022 Credit Agreement requires us to add additional subsidiaries as guarantors in the event the value of the assets owned by the subsidiary guarantors falls below a certain threshold as set forth in the 2022 Credit Agreement. In the event of default, Bank of America has the right to terminate the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions under the 2022 Credit Agreement, and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon. The aggregate borrowing capacity under the 2022 Credit Facility was $1,050,000,000 as of January 19, 2022. There were $925,900,000 in borrowings outstanding and $124,100,000 remained available under the 2022 Credit Facility as of January 19, 2022.

The 2022 Credit Facility replaces the 2018 Credit Facilities and the 2019 Corporate Line of Credit. The material terms of the 2022 Credit Agreement are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On January 20, 2022, our board of directors authorized a distribution to our Class T and Class I stockholders of record as of the close of business on each of January 28, 2022, February 25, 2022 and March 29, 2022. The distribution for the months of January 2022, February 2022 and March 2022, will be equal to $0.033333333 per share of our common stock, which is equal to an annualized distribution rate of $0.40 per share. The distributions will be paid in cash or shares of our common stock pursuant to our distribution reinvestment plan. The distribution for the months of January 2022, February 2022 and March 2022 will be paid on or about February 1, 2022, March 1, 2022 and April 1, 2022, respectively, only from legally available funds.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement dated as of January 19, 2022, among American Healthcare REIT Holdings, L.P., American Healthcare REIT, Inc. and certain subsidiaries and Bank of America, N.A., KeyBank, National Association, Citizens Bank, National Association, Bank of the West, Fifth Third Bank, National Association, Truist Bank, Regions Bank, KeyBanc Capital Markets and BofA Securities, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
January 25, 2022
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President